Exhibit 10.12
FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT
     This First Amendment to Common Stock Purchase Warrant (the “Amendment”) is dated as of April ___, 2008 by and between Primo Water Corporation, a Delaware corporation (the “Company”), and                                          (the “Holder”).
WITNESSETH:
     WHEREAS, the Holder is entitled to purchase up to                      shares of Common Stock of the Company at a purchase price of $2.40 per share pursuant to the terms and conditions of that certain Common Stock Purchase Warrant dated as of December                     , 2007 (the “Warrant”); and
     WHEREAS, the Company and the Holder desire to amend the Warrant to reduce the exercise price to $1.98 per share and to make certain other modifications as set forth in this Amendment (capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant).
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendment to Warrant. The Company and the Holder hereby agree that the Warrant is hereby amended as follows:
     (a) The reference in the first paragraph of the Warrant to “Two Dollars and 40/100 ($2.40)” is hereby deleted and replaced with “One Dollar and 98/100 ($1.98)”.
     (b) The last sentence of Section 1 of the Warrant is hereby deleted in its entirety and the following substituted in lieu thereof:
     “As used herein, “Exercise Event” means (i) the closing of a public offering of shares of Common Stock resulting in aggregate proceeds to the Company of an amount greater than Twenty Million Dollars ($20,000,000) (a “Qualified Public Offering”), or (ii) closing of a consolidation, merger or other corporate reorganization, transfer of voting power or sale of all or substantially all of the assets of the Company, which, pursuant to the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Charter”), may be deemed a liquidation, dissolution or winding up of the Company.”
     (c) Section 1 of the Warrant is hereby amended and restated by identifying the current Section 1, as amended hereby, as “Section 1(a)” and inserting the following as a new “Section 1(b)” thereunder:
     “(b) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Purchase Price (at the date of exercise), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y (A-B)
A
     Where X = the number of shares of Common Stock to be issued to the Holder

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B = Purchase Price (as adjusted to the date of such calculation)
For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.”
     2. Reaffirmation of Warrant. All terms and provisions of the Warrant, except as amended and modified hereby, remain in full force and effect and are hereby reaffirmed by all parties hereto.
     3. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto shall have executed this Amendment as of the date first written above.

COMPANY: PRIMO WATER CORPORATION
By:
Name:
Title:

HOLDER:
By:
Name:
Title: